As filed with the Securities and Exchange Commission on June 28, 2021

        Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

PERFICIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2853258
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Maryville University Drive
Suite 600
St. Louis, Missouri 63141
(Address of principal executive offices)

THE PERFICIENT, INC. 401(k) EMPLOYEE SAVINGS PLAN
(Full title of the Plan)

Mr. Jeffrey S. Davis
Chairman and Chief Executive Officer
Perficient, Inc.
555 Maryville University Drive
Suite 600
St. Louis, Missouri 63141
(314) 529-3600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Michele C. Kloeppel, Esq.
Thompson Coburn LLP
One US Bank Plaza
Suite 3500
St. Louis, Missouri 63101
Phone: (314) 552-6000

Fax: (314) 552-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☒ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer	☐ Smaller reporting company
☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, Par Value $0.001	300,000	$79.70	$23,910,000	$2,608.58
(1)    Pursuant to Rule 416(a) and (c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers such additional shares of common stock, $0.001 par value per share (the “Common Stock”), of Perficient, Inc. (the “Company”) as may become issuable pursuant to the anti-dilution provisions of The Perficient, Inc. 401(k) Employee Savings Plan (the “401(k) Plan”) as well as an indeterminate number of plan participation interests to be offered or sold pursuant to the 401(k) Plan. In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests.

(2)    Estimated solely for the purposes of computing the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq Global Select Market on June 22, 2021.

EXPLANATORY NOTE

    This Registration Statement is being filed by the Company to register 300,000 additional shares of the Common Stock issuable under the 401(k) Plan (the “Additional Shares”). The Additional Shares are being registered in addition to the Common Stock previously registered for issuance under the 401(k) Plan by Registration Statements on Form S-8 filed with the SEC on August 30, 2000 (Registration File No. 333-44854), November 30, 2007 (Registration File No. 333-147730), July 8, 2009 (Registration File No. 333-160465), August 20, 2012 (Registration File No. 333-183422), September 5, 2014 (Registration File No. 333-198589), and August 3, 2017 (Registration File No. 333-219660) (collectively, the “Prior Registration Statements”).

    This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The documents containing the information specified in Part I of this Registration Statement will be sent or given to the participants in the 401(k) Plan as specified in Rule 428(b)(1) of the Securities Act. The Company has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

    The following documents filed by the Company with the SEC are incorporated herein by reference:

(i)    The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed February 25, 2021;

(ii)    The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed April 29, 2021;

(iii)    The Company’s Current Report on Form 8-K (specifically excluding the information furnished under Items 2.02 and 7.01 and any exhibits furnished thereto) filed on May 7, 2021; and

(iv)    The description of the Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on July 22, 1999, including any subsequent amendment or any report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    Where any document or part thereof is incorporated by reference in this Registration Statement, the Company will provide without charge to each person to whom a prospectus with respect to the 401(k) Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 8. Exhibits.

    The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit
3.1
Certificate of Incorporation of Perficient, Inc., previously filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement on Form SB-2 (File No. 333-78337) declared effective on July 28, 1999 by the Securities and Exchange Commission and incorporated herein by reference

3.2
Certificate of Amendment to Certificate of Incorporation of Perficient, Inc., previously filed with the Securities and Exchange Commission as an Exhibit to our Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 on February 15, 2005 and incorporated herein by reference

3.3
Certificate of Amendment to Certificate of Incorporation of Perficient, Inc., previously filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement on Form S-8 (File No. 333-130624) filed on December 22, 2005 and incorporated herein by reference

3.4
Certificate of Amendment to Certificate of Incorporation of Perficient, Inc., previously filed with the Securities and Exchange Commission as an Exhibit to our Quarterly Report on Form 10-Q filed on August 3, 2017 and incorporated herein by reference

3.5
Amended and Restated Bylaws of Perficient, Inc., previously filed with the Securities and Exchange Commission as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2012 and incorporated herein by reference

4.1
Flexible Nonstandardized Safe Harbor 401(k) Profit Sharing Plan Adoption Agreement, previously filed as an Exhibit to our Registration Statement on Form S-8 (File No. 333-44854) filed on August 30, 2000 and incorporated herein by reference

4.2
Qualified Retirement Plan – Basic Plan Document, previously filed as an Exhibit to our Registration Statement on Form S-8 (File No. 333-44854) filed on August 30, 2000 and incorporated herein by reference

5.1*	Opinion of Thompson Coburn LLP regarding legality
23.1*	Consent of KPMG LLP
23.2*	Consent of Thompson Coburn LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
24.1*	Power of Attorney (included on the signature page hereto)
* Filed herewith.

SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on June 28, 2021.

PERFICIENT, INC.

By: /s/ Jeffrey S. Davis
Name: Jeffrey S. Davis
Title: Chief Executive Officer

    The 401(k) Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on June 28, 2021.
THE PERFICIENT, INC. 401(k) EMPLOYEE SAVINGS PLAN

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, we, the undersigned officers and directors of Perficient, Inc., a Delaware corporation, hereby severally and individually constitute and appoint Jeffrey S. Davis and Paul E. Martin, and each of them (with full power to act alone and with full power of substitution and resubstitution), the lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, the said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey S. Davis	Chairman of the Board, Chief Executive Officer and Director	June 28, 2021
Jeffrey S. Davis	(Principal Executive Officer)

/s/ Paul E. Martin	Chief Financial Officer	June 28, 2021
Paul E. Martin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ralph C. Derrickson	Director	June 28, 2021
Ralph C. Derrickson

/s/ David S. Lundeen	Director	June 28, 2021
David S. Lundeen

/s/ Brian L. Matthews	Director	June 28, 2021
Brian L. Matthews

/s/ Nancy C. Pechloff	Director	June 28, 2021
Nancy C. Pechloff

/s/ Gary M. Wimberly	Director	June 28, 2021
Gary M. Wimberly